Exhibit 10.19

EXHIBIT 10.19

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release ("Settlement Agreement") is entered into this 21st day of January, 2019, by and between GOD’S LITTLE GIFT, INC. d/b/a HELIUM AND BALLOONS ACROSS AMERICA and Gary Page (“Page”) (hereafter collectively “HABAA”) and CTI INDUSTRIES CORPORATION, (hereafter “CTI”).

WHEREAS, on or about December 1, 2011, the parties entered into two agreements. One agreement, identified simply as “Agreement”, provided for the assignment by HABAA to CTI and HABAA One, Inc. of the right and obligation to sell balloons to certain pay-by-scan customers comprising the Delhaize Group, as defined therein, under the terms of an existing agreement between HABAA and Food Lion (“Food Lion”) (hereinafter referred to as “Assignment Agreement”). The second agreement was entitled “Master Representative Agreement,” and under the terms of both agreements, HABAA was eligible to receive certain commissions, reimbursement of certain expenses and certain other considerations; and

WHEREAS, a disagreement arose regarding monies owed to HABAA and the dispute was submitted to mandatory arbitration with the American Arbitration Association; and

WHEREAS, prior to the hearing, the parties resolved their differences as set forth herein, and the parties now desire to settle, compromise, and resolve any and all disputes arising out of and related to the litigation with respect to one another,

NOW, THEREFORE, in consideration of the mutual obligations and covenants set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Stock. Within 30 days of the execution of this agreement, CTI shall issue, transfer and deliver into the name of Page 20,000 shares of CTI common stock (“Shares”) on the terms provided herein. Page understands that the shares of stock are “restricted securities” and have not been registered under the Securities Act of 1933 or any applicable state securities law, and that he is acquiring the Shares as principal for his own account and not with a view to, or for distributing or reselling such securities or any part thereof in violation of the Securities Act of 1933 or any applicable state securities laws. Page represents that he does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the shares of stock to or through any person or entity.

Certificates evidencing the Shares shall bear the legend as required by the “blue sky” laws of any applicable state and a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

The legend set forth herein may be removed and the Company shall issue a certificate without such legend to Page upon his request, once they are eligible for sale under Rule 144 of the Securities and Exchange Commission.

2.     Filing fees. Contemporaneous with the execution of this agreement, CTI shall reimburse HABAA the sum of $5,000 towards the arbitration filing fees in this matter.

3.     Amendment to Agreement. Simultaneous with entering into this Settlement Agreement, the parties have entered into Amendment No. 1 to Agreement dated January 21, 2019 (“Amendment No. 1”), relating to payment of commissions under the Assignment Agreement.

4.     Mutual Releases. HABAA and CTI, for themselves, their agents, representatives, employees, successors, assigns, predecessors, subsidiaries, officers and directors, do hereby release each other, their agents, representatives, employees, and their successors and assigns from any and all liability, losses, expenses, claims, demands, actions, and any and all causes of action whatsoever whether known or unknown arising from or related to the litigation, including all allegations, facts, and claims which could have been made in the litigation arising out of any matter or event and in any agreement between the parties occurring prior to the date hereof, except for the obligations arising out of this Settlement Agreement and the obligations arising under Amendment No. 1.

5.     No Admission of Liability. The parties hereby acknowledge that this Agreement is in compromise of disputed claims and, as such, this Settlement Agreement does not constitute an admission of liability of any sort by any party. The parties agree and acknowledge that neither this settlement nor the payment of any sum required by this Agreement nor the negotiations for this settlement, including all statements, admissions, or communications by the parties or their attorneys, shall be considered admissions by any of the parties and that no past, present, or future wrongdoing on the part of the parties, if any, shall be implied from this Agreement.

6.     Survival of Agreement. The terms, provisions, and conditions of this Agreement are binding upon the parties and respective successors and assigns. Causes of action based upon the breach of this Settlement Agreement and Amendment No. 1 to the Agreement shall survive the execution of this Agreement and Amendment No. 1.

7.     Counterparts.     This Settlement Agreement may be executed by the parties in any number of counterparts, each of which shall be an original document, but all of which taken together shall constitute one and the same document, notwithstanding that all parties may not have executed all counterparts or the same counterpart.

8.     Merger Clause. The Parties represent and warrant that they have not been induced into signing this Settlement Agreement by any warranty, representation, promise, covenant or agreement made by or on behalf of any party or other party, other than is specifically set forth in this Settlement Agreement. The Parties represent that they have relied on the legal counsel of their respective attorneys, who are the attorneys of their own choice, and that the terms of this Settlement Agreement have been completely read and explained to them by their respective attorneys, and that those terms are fully understood and voluntarily accepted.

9.     Authority. Each individual signing below on behalf of the respective parties represents and warrants that they are authorized to sign this Agreement on behalf of the party represented and that their signature is binding on said parry.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed as of the day first above written.

God’s Little Gift, Inc.		CTI Industries Corporation

By:	/S/Gary Page	By:	(S) Jeffrey S. Hyland
Its:		Its:	Chief Executive Officer and President
Name:		Print Name: Jeffrey S. Hyland

Gary Page

/S/ Gary Page

EXHIBIT 10.19

AMENDMENT NO. 1 TO

AGREEMENT AMONG

CTI, GLG, GARY PAGE AND H ONE

This Amendment No. 1 to Agreement (“Amendment No. 1”) is entered into as of January 21, 2019, by and between CTI Industries Corporation (“CTI”), God’s Little Gifts, Inc. (“GLG”), Gary Page (“Page”) and HABAA One (“H One”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a certain agreement dated December 1, 2011 (“Agreement”) under which CTI, through H One, was assigned certain rights and obligations with respect to pay by scan sales of balloons to Delhaize Group Customers, as defined in the Agreement, including Food Lion, L.L.C.; and

WHEREAS, following a dispute among the Parties relating to calculation of commissions and payment due under the Agreement and the filing of an arbitration action, the Parties have settled and resolved their dispute; and

WHEREAS, as part of such settlement, the Parties have agreed to enter into this Amendment No. 1 to modify and clarify the calculation and payment of commissions under the Agreement,

NOW, THEREFORE, in consideration of the premises and the terms, provisions and covenants recited herein, the Parties have agreed as follows:

1.     Commissions. Commencing as of March 1, 2019, CTI shall pay to GLG a commission on sales to Delhaize Group Customers an amount equal to 12% of Net Revenues, as defined herein, with GLG to receive a minimum monthly commission of $7,666.67 for 30 consecutive months, with the first payment to be made on March 1, 2019. For purposes of calculating the commission due hereunder “Net Revenue” shall be defined as gross revenue received by CTI from pay by scan sales to all Delhaize Group Customers less all expenses with respect to such sales, including, but not limited to, cost of goods sold, shrink, helium expense, transportation, shipping, boxing, handling, returns, price downs, discounts, allowances, displays, fixtures, packaging, ribbon weights, inventory management, inventory replenishment and rollout costs.

2.     Commission in Excess of Minimum. At the end of each quarter commencing with the quarter starting March 1, 2019, CTI shall reconcile the amount of commissions owed to GLG with the minimum commissions for such quarter. CTI shall, within 30 days of the closing of a quarter, provide a quarterly statement of commissions due and owing for that period.   CTI shall provide supporting documentation to validate the revenue and expenses for that quarter. To the extent the actual commissions exceed the minimum commissions paid for such quarter, CTI shall pay to GLG, within 30 days after the end of each quarter, the amount by which commissions due exceed the minimum commissions for such quarter. Any excess commissions due shall not reduce the amount of minimum commissions due for future months as recited above. Other than to be used in the calculation of commissions, neither GLG or Page shall be responsible for any costs and expenses associated with the sale of helium and/or balloon products.

3.     Deletion of Minimum Amount Calculation. The parties recognize that the formula for calculating commissions in Section 1 hereof shall replace the formula recited in Section 5 of the Agreement and applied previously in calculating commissions. Therefore, the term “CTI Minimum Amount” recited in Section 5.3.4 of the Agreement shall no longer apply.

4.     Default. For purposes of making the monthly minimum commission payments, a default shall occur upon CTI’s failure to make such payment within 72 hours following its receipt of a written notice of default.

5.     Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be delivered by certified mail, return receipt requested, to the parties herein at the addresses set forth below:

If to CTI:	Jeffrey Hyland, CEO and President
CTI Industries Corporation
22160 N. Pepper Road
Lake Barrington, Illinois 60010

If to GLG:	God’s Little Gift, Inc.
c/o Gary Page
4809 Pine Ridge Road
Charlotte, North Carolina 27226

If to Page:	Gary Page
4809 Pine Ridge Road
Charlotte, North Carolina 27226

If to H One:	HABAA One, Inc.
c/o Gary Page
4809 Pine Ridge Road
Charlotte, North Carolina 27226

6.     Entire Agreement; Binding Effect. This Amendment No. 1 represents the entire agreement between the Parties with respect to commission payments due under the Agreement and supersedes all prior written or oral statements, representations, inducements or agreements. This Amendment No. 1 may not be amended except by a written instrument signed by all parties. The provisions of this Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties and their respective successors in interest.

IN WITNESS WHEREOF, the Parties have entered into this Amendment No. 1 as of the date first above written.

God’s Little Gift Inc.		CTI Industries Corporation

By:	/S/Gary Page	By:	/S/ Jeffrey S. Hyland
Its:		Its: Chief Executive Officer and President
Print Name:	Print Name: Jeffrey S. Hyland

Gary Page	HABAA One, Inc.

/S/ Gary Page	By:	Gary Page
Its:
Print Name: